Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Alphatec Holdings, Inc. 2016 Employment Inducement Award Plan and 2016 Equity Incentive Plan of our report dated March 9, 2018, with respect to the consolidated financial statements of Alphatec Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

May 21, 2018